                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                              --------------------

                                   FORM 8-A/A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                                 AMENDMENT NO. 3


                         MORTON'S RESTAURANT GROUP, INC.
 -----------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


         Delaware                                             13-3490149
-----------------------------------------------------------------------------
(State of incorporation or organization)                  (I.R.S. Employer
                                                          Identification No.)

3333 New Hyde Park Road, Suite 210, New Hyde Park, New York      75204
-----------------------------------------------------------------------------
(Address of principal executive offices)                       (Zip Code)

If this form relates to the                 If this form relates to the
registration of a class of                  registration of a class of
securities pursuant to Section              securities pursuant to Section
12(b) of the Exchange Act and               12(g) of the Exchange Act and
is effective pursuant to General            is effective pursuant to General
Instruction A.(c), please check             Instruction A.(d), please check
the following box. [X]                      the following box. [ ]

Securities Act registration statement file number to which this form relates (If Applicable):

Securities to be registered pursuant to Section 12(b) of the Act:

    Title of Each Class                     Name of Each Exchange on Which
    to be so Registered                     Each Class is to be Registered
    ---------------------                   ------------------------------
    RIGHTS TO PURCHASE SERIES               NEW YORK STOCK EXCHANGE
    A JUNIOR PARTICIPATING
    PREFERRED STOCK, $.01 PAR VALUE

Securities to be registered pursuant to Section 12(g) of the Act:

                                      None
--------------------------------------------------------------------------------
                                (Title of Class)

                         AMENDMENT NUMBER 3 TO FORM 8-A

The undersigned Registrant hereby amends the following items, exhibits and other portions of its Registration Statement on Form 8-A, which was initially filed on December 27, 1994, amended and restated on January 25, 1995, declared effective on February 9, 1995, and further amended on March 23, 2001, regarding the registration of the Registrant's Rights to Purchase Series A Junior Participating Preferred Stock, $.01 par value (the "Form 8-A").

Item 1.   Description of Registrant's Securities to be Registered

          Item 1 of the Form 8-A is hereby amended to include the following:

          On March 26, 2002, the Registrant entered into an Agreement and Plan of Merger (the "Merger Agreement") with Morton's Holdings, Inc. and Morton's Acquisition Company, Delaware corporations affiliated with Castle Harlan, Inc., a New York based private equity firm. Also on March 26, 2002, prior to entering the Merger Agreement, the Registrant amended the Amended and Restated Rights Agreement, dated as of March 22, 2001 (the "Rights Agreement"), between the Registrant and Equiserve Trust Company, N.A., as Rights Agent. The amendments, among other things, provide that the rights under the Rights Agreement will not become exercisable as a result of the Merger Agreement and the transactions contemplated thereby, and that the Rights Agreement will be terminated simultaneously with the consummation of the merger. A copy of the First Amendment to the Amended and Restated Rights Agreement is included as Exhibit 4 to this Registration Statement and is incorporated herein by reference. This description of the amendments to the Rights Agreement does not purport to be complete, and is qualified in its entirety by reference to the First Amendment to the Amended and Restated Rights Agreement.

ITEM 2.   EXHIBITS

          Item 2 of the Form 8-A is hereby amended to include the following:

          Exhibit 4 First Amendment to the Amended and Restated Rights Agreement, dated March 26, 2002.

                                   SIGNATURES

          Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                                  MORTON'S RESTAURANT GROUP, INC.


                                  By: /s/ Thomas J. Baldwin
                                      -----------------------------
                                      Thomas J. Baldwin
                                      Executive Vice President
                                      and Chief Financial Officer

Dated: March 26, 2002

                                INDEX TO EXHIBITS


  EXHIBIT
    NO.                                     DESCRIPTION
  -------                                   -----------

     4 First Amendment to the Amended and Restated Rights Agreement, dated March 26, 2002.